# PROMISSORY NOTE, DISCLOSURE AND SECURITY AGREEMENT

**Borrower:** Rse Collection Llc, Maximilian Niederste-ostholt , 41 W 25th St 8th Floor New York, NY 10010

**Lender:** J.J. Best & Company, Best Banc Building, 60 North Water Street, New Bedford, MA 02740

**Interest Rate:** **7.99%** **Loan Amount:** **$80,724** **Loan Date:** **4/12/2018** **Maturity Date:** **4/12/2023**

**Truth In Lending Disclosures:**

| **Annual Percentage Rate** The cost of your credit as a yearly rate. | **Finance Charge** The dollar amount the credit will cost you. | **Amount Financed** The amount of credit provided to you or on your behalf. | **Total of Payments** The amount you will have paid after you have made all payments as scheduled. |
|---|---|---|---|
| 8.31% | $18,055.00 | $80,120.00 | $98,175.00 |

**Your payment schedule:** Number of payments 60 Amount of payments $1,636.25 When payments are due monthly beginning 5/12/2018

**Or As Follows:** ______________________________

**Late Charge:** If a payment is more than fifteen (15) days late you agree to pay a late charge of 5% of the amount of the payment that is past due or $5.00 whichever is less subject to applicable law. You willbe charged a late charge only once per payment.

**Security:** You are giving the Lender a purchase money security interest in the following property: VIN No. WBSBF9329SEH07978

**Description (Make/Model/Year):** **Bmw/M3 Ltw/1995**

See this Promissory Note, Disclosure and Security Agreement for additional information about prepayments, default, any required repayment before the scheduled date, penalties, remedies and other terms. **In certain states including Iowa, this Agreement is considered a Consumer Credit Transaction and as such is governed by applicable Consumer Credit statutes.** This Loan cannot be assumed by anyone.

**Prepayment:** You may prepay this Loan (as hereinafter defined) at any time without penalty.

**Itemization of the Amount Financed**

| | | |
|---|---|---|
| Amount given to you directly | N/A | |
| Amount paid to others on your behalf | $80,000 | (______________________) Person/entity Paid |
| Settlement Fees | $489 | |
| Next day Air | $45 | |
| Collateral Verification | $115 | |
| VSI | $75 | |
| Sales Tax | | |
| 3rd Party Title/Documentation Fee | $0 | |
| CU | | |
| **Loan Amount:** | **$80,724** | |
| Less Prepaid Finance Charges: | $604 | (Retained by lender) |
| **Amount Financed:** | **$80,120** | |

**PROMISSORY NOTE:** FOR VALUE RECEIVED, I promise to pay to Lender, or Lender's order, at the Lender's address above or at such other place as Lender or its assignee may designate in writing, the principal sum of $80,724.00 with interest from 4/12/2018 at the rate of 7.99% ("the Interest Rate") per year until 4/12/2023.

**Returned Check Fee:** You agree to pay a fee in the amount of $10.00 in connection with each check that is returned unpaid by the bank on which it is drawn.

**Interest Calculations:** The Interest Rate is the rate you will pay before and after any Default (as hereinafter defined) and is the rate you will pay if any amount remains unpaid after the "Maturity Date" (the date of your last scheduled payment) including maturity due to acceleration. Interest will be calculated using the accrual method based on a 365-day year. Each payment you make on this Loan will be applied as follows: first to any charges that you owe; second to accrued interest; third to principal. If the interest charged exceeds the amount allowed under applicable law you will receive a refund of the amount that exceeds the legal rate. If a refund reduces principal, the reduction will be treated as a partial prepayment. The amount you owe may vary if you pay early or make late payments.

**Annual Percentage Rate (APR):** The APR shown above is not the same as your Interest Rate. This is because the APR is the cost of the loan in percentage terms taking into account various loan charges of which interest is only one such charge. The APR is calculated by spreading these charges over the life of the loan which results in a rate higher than the Interest Rate. If interest were the only charge, then the Interest Rate and the APR would be the same.

**Single Interest Insurance:** The Lender requires that you obtain Single Interest Insurance. This amount will be charged to you unless prohibited by applicable law or you may purchase this insurance yourself. The amount you will be charged appears on page 1 of this Agreement.

**Definitions:** In this Promissory Note, Disclosure and Security Agreement (referred to as the "Agreement" or "Loan") all references to Lender, we, or us means the Lender identified above and anyone to whom the Lender may assign or transfer this Agreement (known as any "Assign" or any "Assignee"). All references to "I", "you" or "your" or "Borrower" mean each person who signs this Agreement as a borrower or co-signor. "Promissory Note" refers to the Promissory Note that is part of this Agreement and "Security Agreement" refers to the Security Agreement that is a part of this Agreement. The "Loan" refers to the amount you owe the Lender under this Agreement. Any change to this Agreement including the Security Agreement must be in writing and must be signed by both Borrower and Lender. "Default" has the meaning set forth in the next paragraph. The "Property" or "Collateral" refers to the property described above as to which you give a security interest to Lender and includes all accessories, attachments, proceeds from sale or loss, as well as all records, data and computer software in any form or format concerning the Property.

Borrower's Initial(s) ______

**Default**: The happening of any of the following events or conditions shall constitute a "Default" under this Agreement: you will be in Default under this Agreement if you (i) fail to make any payment when due, or (ii) fail to perform any of your other promises or obligations in this Agreement, or (iii) fail to list the Lender as the first lienholder on the title to the Property within seven (7) days of the date you sign this Agreement, or (iv) fail to maintain insurance on the Property, or (v) act in a manner whereby your actions substantially impair the value of the Property, or (vi) make any false or misleading statement in applying for this Loan, or (vii) sell the Property without paying off the Loan. Any Default under the Promissory Note portion of this Agreement or under the Security Agreement is a Default under this Agreement. Your failure to provide Lender with title to the property showing J.J. Best & Co. as first lienholder within thirty (30) days of the date you sign this Agreement will be a Default under this Agreement. **Notice to Iowa Borrowers:** In accordance with Iowa Law you are in Default under this Agreement if (i) you fail to make a payment within ten (10) days of the time required by this Agreement, or (ii) you fail to observe any other covenant of the transaction, breach of which materially impairs the condition, value or protection of or the Lender's right in the Property or materially impairs your prospect to pay amounts due under the Agreement. **Notice to Massachusetts Borrowers:** You will be considered in Default only to the extent that the Default is material and consists of your failure to make one or more installments as required by this Agreement or if an event occurs which substantially impairs the value of the Collateral. **Notice to New Hampshire Borrowers:** In accordance with New Hampshire Law, you will be in Default under this Agreement if you fail to make a payment within ten (10) days of the date it is due. **Notice to Wisconsin Borrowers:** Under Wisconsin Law you will be in "Default" under this Agreement, without justification under any law: (i) if you have outstanding an amount exceeding one full payment which has remained unpaid for more than ten (10) days after the scheduled or deferred due dates, or the failure to pay the first payment or the last payment, within forty (40) days of its scheduled or deferred due date; for purposes of this paragraph the amount outstanding shall not include any delinquency or deferral charges and shall be computed by applying each payment first to the installment most delinquent and then to subsequent installments in the order they come due; or (ii) you fail to observe any other covenant of the transaction, breach of which materially impairs the condition, value or protection of Lender's right in the Security or materially impairs the your ability to pay amounts due.

**Remedies**: If you Default under this Agreement, Lender may, subject to all notices and/or opportunities to cure required by applicable law, (i) declare the entire amount owed under this Agreement due and (ii) exercise all of its rights and remedies as a secured party pursuant to this Agreement, the Uniform Commercial Code and applicable state law, including repossessing the Property with or without judicial process. You agree that in the event of a Default, subject to applicable law, the Lender may take possession of the Property and keep or dispose of the Property. The Lender may choose any available remedy and the choice of one remedy is not a waiver of other remedies that may be available then or in the future. Lender may delay in enforcing any right under this Agreement and such delay is not a waiver of Lender's right to exercise that right at a later date. In the event of a Default and subject to applicable law, you agree to pay collection and enforcement costs and expenses incurred by Lender including (except in West Virginia and Iowa and subject to applicable limitations) reasonable attorneys' fees. These costs, expenses and attorneys' fees together with all amounts advanced by Lender and any other sums paid by Lender on your behalf or in preserving or disposing of the Property will be added to the amount due, will accrue interest at the rate set forth above, and will be secured by the Lender's security interest in the Property. To the extent permitted by law all Borrowers including those in West Virginia and Iowa agree to pay reasonable attorneys fees awarded by a Bankruptcy Court. **Notice to Alabama, Connecticut, District of Columbia, Kansas, Louisiana, Maine, Oklahoma and South Carolina Borrowers:** Your liability for attorney fees after Default is limited to an amount not to exceed 15% (Louisiana, 25%) of the unpaid debt. **Notice to New Hampshire Borrowers:** Lender's right to accelerate is limited to defaults under sections (i), (iv), (v) and (vii) in the "Default" section above.

**SECURITY AGREEMENT**: You grant the Lender a purchase money security interest in the Property described on page 1 above in order to secure (i) payment of the amount lent to you by Lender, (ii) all amounts advanced on your behalf under this Agreement, and (iii) performance of all of your other obligations under this Agreement. In addition to the promises herein, you agree that the Lender is authorized to take any reasonable steps that it deems necessary to preserve and protect the Property. When you have paid all amounts due under this Agreement, Lender will release its security interest in the Property. **Your Duties With Respect to the Property**: If this is a purchase money security interest you (i) promise to use the Loan to purchase the Property and (ii) you authorize Lender to disburse the loan proceeds directly to the seller of the Property. You promise that you will own the Property. You promise that no one else will have any interest or a lien on the Property. You authorize Lender to file a financing statement on the Property. You agree to take all steps and sign all documents necessary to perfect and protect Lender's security interest in the Property. You agree to pay all title transfer fees, and the full amount of sales and other taxes required. You agree to title the Property only in the name of the Borrower or Borrowers listed below and to list J.J. Best & Co., 60 North Water Street, New Bedford MA 02740 as the first lien holder on the title within seven (7) days of the date you sign this Agreement. You agree to defend the title to the Property against any claim or demand. You agree to provide Lender with the title to the Property listing J.J. Best & Co. as first lien holder within thirty (30) days from the date you sign this Agreement. You agree that you will not sell, lease, transfer or abandon the Property. You agree to keep the Property in good condition and to keep it in your possession at your address above and you agree to allow Lender to inspect the Property at a reasonable time and place. You agree to notify Lender of your new address if you move but you agree that you will not remove the Property from the United States. Waiver by Georgia Borrowers: You agree totransfer, assign and convey to Lender a sufficient amount of homestead and exemption which you or your family may have to pay the amount due under this Agreement.

**Overnight Delivery**: You may choose to have loan documents and check sent via overnight mail; if you so choose, you will be charged the fee appearing above. Would you like to have your loan documents and check sent via overnight mail? [X] Yes [ ] No

**Sale of the Property**: Subject to applicable law, if the Lender sells the Property the Lender will first apply the proceeds to the costs and expenses incurred by Lender (including but not limited to reasonable costs incurred seizing, storing, preparing for sale and selling the Property) and then to the amount owing under this Agreement. To the extent permitted by law you will be required to pay the difference between the amount owed under this Agreement and the amount realized from the sale of the Property.

## General Provisions:

**Governing Law**: This Agreement is governed by Massachusetts Law and Federal Law. Where applicable law requires that the law of your home state apply to a provision of this Agreement, then the law of your home state shall govern such provision. Maryland Borrowers: To the extent that it is determined that Maryland Law applies, it is agreed that this loan is made pursuant to the Credit Grantor Closed End Credit provisions of Subtitle 10 of Title 12 of the Maryland Commercial Code. New Hampshire Borrowers: This loan is governed by RSA 361-A. **Colorado Borrowers:** This loan is governed by Colorado law.

**Agreement to Arbitrate**. Either You (Borrower or any Co-Signor) or we (Lender or any Assignee) may choose to have any dispute between us decided by arbitration and not in court or by jury trial. Discovery and rights to appeal in arbitration are generally more limited than in a lawsuit, and other rights that you would have in court may not be available in arbitration. If either party chooses arbitration, this will mean that any claim or dispute, whether in contract, tort, statute or otherwise which arises out of or relates to your credit application, this Agreement or any transaction or relationship (including any relationship with third parties who do not sign this Agreement) shall be resolved by binding arbitration and not in a court action. Any claim or dispute is to be arbitrated on an individual basis and not as a class action. Any arbitration shall be conducted pursuant to the rules of the American Arbitration Association("the AAA") or if the AAA is not available then a comparable arbitration organization that does business on a nationwide basis. You may get a copy of the rules of the AAA by contacting the AAA or visiting its website. The arbitration hearing shall be conducted in the federal district in which you reside. Fees will be allocated in accordance with the AAA rules in a consumer arbitration which can be found at the AAA website. Each party shall be responsible for its own attorney, expert and other fees, unless awarded by the arbitrator under applicable law. Any arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et. seq.). You and we retain any rights to self-help remedies, such as repossession. Neither you nor we waive the right to arbitrate by using self-help remedies. Any court having jurisdiction may enter judgment on the arbitrator's award. This Arbitration provision shall survive any termination, payoff or transfer of this Agreement.

**Hold Harmless and Waiver of Defenses**: Unless prohibited by the law of the state where you signed this Agreement, you (i) agree to indemnify and hold harmless the Lender from and against any dispute or claim that may arise as to the condition or merchantability of the Property; (ii) agree that you cannot assert any defense or claim related to the condition or merchantability of the Property against Lender; and (iii) waive any such claim or defense that you might have against Lender related to the condition or merchantability of the Property. If for any reason I/we withdraw my/our application or cancel the loan, I/we will promptly reimburse lender for any and all out-of-pocket expenses incurred by Lender on my/our behalf. These expense include, but shall not be limited to the accrued interest from the date of the Note to the date the Note is paid in fill (including pre-payment penalty), Independent vehicle inspection fee, UPS postage, and a cancellation fee of $195.00.

**No Oral Modification**: No provision of this Agreement may be waived, modified, discharged or canceled orally, but only in writing and signed by the party against whom enforcement of a waiver, modification, discharge or cancellation is sought.

**Negative Reporting**: A negative credit report may be submitted to a credit-reporting agency if you fail to fulfill the terms of your credit obligations.

**Waivers**: Unless prohibited by applicable law, you waive presentment, demand, notice of dishonor, notice of default or delinquency, notice of protest and nonpayment, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Agreement

Borrower's Initial(s) ____________

**Continued Effectiveness**: If any provision of this Agreement is found to be unenforceable, the remaining terms and conditions of this Agreement will remain in full force and effect. If any provision shall be declared to be invalid, illegal, or unenforceable in any jurisdiction, the remaining provisions shall not be affected and any such declaration shall not invalidate or render unenforceable such provision in any other jurisdiction.
**Joint and Several Liability**: Each person who signs this Agreement as Borrower or as Co-signor agrees to be jointly and severally liable for all amounts due.
**Headings**: Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.
**Entire Agreement**: This Agreement constitutes the final, complete, and exclusive statement of the agreement of the parties and supersedes any and all other prior and contemporaneous agreements and understandings, both written and oral, between the parties.
**Notices**: Any notice required to be given pursuant to this Agreement shall be in writing and shall be mailed to the applicable party at its address set forth above. Any party may, by written notice, change its address for all subsequent notices. Notice shall be deemed given when mailed or placed for delivery in the mail.
**Broker**: No person has performed any act as a broker in connection with this loan.
**Credit Insurance**: You cannot be denied credit simply because you do not buy credit insurance. Credit Life Insurance and Credit Accident and Health Insurance and Credit Involuntary Unemployment Insurance are not required to obtain credit. By signing below you understand no such credit insurance was offered to you by Lender.

**NOTICE TO COSIGNERS: YOU ARE BEING ASKED TO GUARANTEE A LOAN. THINK CAREFULLY BEFORE YOU DO SO. ANY COSIGNER WHO SIGNS THIS AGREEMENT AGREES TO PAY THE AMOUNT OWED ALTHOUGH THE COSIGNER MAY NOT PERSONALLY RECEIVE ANY MONEY. AS COSIGNER YOU MAY BE SUED FOR PAYMENT ALTHOUGH THE PERSON WHO RECEIVE THE MONEY IS ABLE TO PAY.YOU MAY ALSO HAVE TO PAY LATE FEES OR COLLECTION COSTS, WHICH INCREASE THIS AMOUNT. THE LENDER CAN COLLECT THIS DEBT FROM YOU WITHOUT FIRST TRYING TO COLLECT FROM THE BORROWER. THE LENDER CAN USE THE SAME COLLECTION METHODS AGAINST YOU THAT CAN BE USED AGAINST THE BORROWER, SUCH AS SUING YOU, GARNISHING YOUR WAGES, ETC. IF THIS DEBT IS EVER IN DEFAULT, THAT FACT MAY BECOME A PART OF YOU CREDIT RECORD. THIS NOTICE IS NOT THE CONTRACT THAT OBLIGATES YOU AS COSIGNER TO PAY THE DEBT. READ THE CONTRACT FOR THE EXACT TERMS OF YOUR OBLIGATION.**

**Spanish Notice to Cosigners Required by California Law**: AVISO PARA EL FIADOR (Spanish Translation Required By Law):Se le está pidiendo que garantice esta deuda. Piénselo con cuidado antes de ponerse de acuerdo. Si la persona que ha pedido este préstamo no paga la deuda, usted tendrá que pagarla. Esté seguro de que usted podrá pagar si sea obligado a pagarla y de que usted desea aceptar la responsabilidad. Si la persona que ha pedido el préstamo no paga la deuda, es posible que usted tenga que pagar la suma total de la deuda, mas los cargos por tardarse en el pago o el costo de cobranza, lo cual aumenta el total de esta suma.El acreedor (financiero) puede cobrarle a usted sin, primeramente, tratar de cobrarle al deudor. Los mismos metodos de cobranza que pueden usarse contra el deudor, podran usarse contra usted, tales como presentar una demanda en corte, quitar parte de su sueldo, etc. Si alguna vez no se cumpla con la obligación de pagar esta deuda, se puede incluir esa información en la historia de credito de usted. Este aviso no es el contrato mismo en que se le echa a usted la responsabilidad de la deuda.

**Notice to Arizona Borrowers**: I understand that I may request that the initial disclosures prescribed in the Truth in Lending Act (15 United States Code sections 1601 through 1666j) be provided in Spanish before signing any loan documents. AVISO PARA PRESTATARIOS EN ARIZONA: Puedo solicitar que las divulgaciones iniciales prescritas en la Ley Truth in Lending Act (15 Código de los Estados Unidos secciones 1601 hasta 1666j) sean proporcionadas en español antes de firmar cualesquiera documentos de préstamos. **Additional Notice to Arizona Borrowers**: I acknowledge an express intent to grant a security interest in the Vehicle and hereby waive and abandon all personal property exemptions granted upon the vehicle that is the subject of this Note and that:
1. It is unlawful to fail to return a motor vehicle subject to a security interest within thirty days after receiving notice of default.
2. Notice of default will be mailed to the address on the loan agreement; it is the responsibility of the owner to keep the listed address current.
3. The maximum penalty for unlawful failure to return a motor vehicle subject to a security interest is one year in prison and/or a fine of $150,000.

**Notices to Louisiana Borrowers**: (i) Louisiana law permits repossession of motor vehicles without judicial process; (ii) Confession of Judgment - In addition to other remedies, for purposes of foreclosure under Louisiana executory process procedures, you agree to confess judgment in favor of Lender for any amount due on the Secured Debt including collection costs and attorneys' fees; (iii) To the extent legally permitted, you waive: the 3 days delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure and all other provisions provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned; (iv) Keeper. You authorize Lender to appoint a keeper of the vehicle under La.R.S. §§ 9:5136 through 9:5140.2 if the vehicle is taken from you through legal proceedings. You authorize Lender to appoint itself or someone else it chooses as keeper.

**Notice to Missouri Borrowers**: Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (Borrower) and Lender from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of our agreement, except as we may later agree in writing to modify it.

**Notice to New Hampshire Borrowers**: Your Legal Residence is: ______________________________________________; According to your agreement with the seller (i) the sales price is $______________; (ii) the down payment is $______________ which is in the form of cash only/trade-in only/ a combination of cash and trade-in (choose form of down payment); (iii) the amount you are paying to discharge a lien on any trade-in is $________________.

**Notice to the Buyer: 1. Read this contract before signing. 2. You are entitled to an exact copy of the contract you sign.**

**CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE YOU SIGN IT. YOU ARE ENTITLED TO AN EXACT COPY OF THIS AGREEMENT AND ANY OTHER AGREEMENT THAT YOU SIGN. Do not sign this Agreement before you read it. Do not sign this Agreement if it contains any blanks that have not been filled in. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.**

**SIGNATURE: I agree to the terms and conditions set forth above in this Promissory Note, Disclosure and Security Agreement. I also acknowledge receipt of a complete copy of this Promissory Note, Disclosure and Security Agreement. Cosigners: Refer to Notice to Cosigner above before signing.**

Borrower: X______________________________ Co-Borrower: X______________________________
Rse Collection Llc    Maximilian Niederste-ostholt

## For Lender Only

(Optional Lender Signature) ________________________________________ (Signature Required for New Hampshire Borrowers)
Printed Name/Title:

Borrower's Initial(s) ____________

# ADDITIONAL PROVISIONS

**Property Insurance:** You promise to keep the Property fully insured against loss or damage. You can choose any insurance company that is reasonably acceptable to Lender. You agree to provide Lender with evidence of insurance coverage and to name J.J. Best & Co., 60 North Water Street, New Bedford MA 02740 as the party to whom the insurance proceeds will be paid in the event of a loss. The insurance will provide for Comprehensive Collision Coverage in an amount no less than the principal balance that you owe under this Agreement and will be in force as of the date you sign this Agreement and will remain in force until all sums due hereunder have been paid in full. You agree to assign the proceeds of the insurance to Lender or its assignee to the extent of the amount still owed under this Agreement and you agree that the insurance company is authorized to pay Lender or its assignee directly. If you fail to maintain insurance on the Property, Lender may, if allowed under the law of the state where you signed this Agreement, place insurance on the Property to protect its interest in the Property. If Lender purchases such insurance, you will be responsible for the cost of that insurance, including interest and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The cost of the insurance may be added to the total outstanding balance owed under this Agreement. The cost of the insurance may be more than the cost of insurance you may be able to obtain on your own. Any such insurance placed by Lender may not cover any equity that you have in the Property, will not be liability insurance, and will not satisfy any state insurance requirement. This insurance may, but need not, protect your interests. Insurance that Lender purchases may not pay any claim that you make or any claim that is made against you in connection with the Property. You may later cancel insurance purchased by Lender, but only after providing evidence that you have obtained insurance as required by this Agreement. If the Property is lost, stolen, damaged or destroyed and neither you nor Lender has placed insurance on the Property, or if such insurance has lapsed, or if the amount of insurance placed on the Property is not sufficient to cover the loss or damage, you will still be required to pay all amounts owed under this Agreement. Liability insurance coverage for bodily injury and property damage caused to others is not included.

**Limited Power of Attorney**: You appoint Lender as attorney-in fact for the limited purpose of applying for original or replacement certificates of title to the Property, transferring the title and/or listing Lender as lienholder on the title and to perform on behalf of Borrower any act necessary to take the steps described in this paragraph.

COLLATERAL: 1995 Bmw M3 Ltw

I agree to the additional provisions above.

Borrower: X [signature] Date: 4/11/18 Co-Borrower: X [signature] Date: 4/11/18

## Customer Identification

It is the policy of Lender to verify the identity of all customers. As directed by Lender's Board of Directors and the USA Patriot's Act, the Lender has established a Customer Identification Program ("CIP") to help facilitate the detection of international money laundering and to thwart the financing of terrorism. The CIP was designed to exercise to a standard of "reasonable belief" that the Lender determines the true identity of each customer.

**DIRECTIONS TO NOTARY:** The signature and verification portion of this form must be completed in its entirety and without exception. If the identity of each customer cannot be confirmed, the account may not be opened or booked. Also, any records and photographs of account-opening documents must be forwarded to the Lender for placement in the loan file.

I, Notary, have reviewed an unexpired government-issued identification (e.g. valid driver's license) evidencing citizenship or residence, bearing a photograph of the owner and the ID Type, Number, Date, Place of Issue and Expiration Date, if applicable. By notarizing this document I certify that I have verified the customer's identity to a reasonable belief and have recorded the information below.
Additional note to Notary: If an unexpired government-issued identification does not exist or does not include a photograph, additional forms of identification may be requested in order for you to verify the true identity of the customer to a reasonable belief.

Full Name: Niederste-Ostholt, Maximilian Felix
(Last, First, Middle)
Identification Number.: 491-225-174
State Identification Issued: New York
Date ID Issued: 12/01/2011
Expiration Date: 12/29/2019

Full Name: ____
(Last, First, Middle)
Identification Number: ____
State Identification Issued: ____
Date ID Issued: ____
Expiration Date: ____

**CERTIFICATION:** I certify that I have reviewed the above form of identification and have verified the true identity of the person(s) listed above to a reasonable belief as required by Lender's Customer Identification Program.

[signature] Kwesi Ann Virgo Brooklyn NY 212 228 1607
Notary Signature Notary Name City State Notary's Telephone No.

On this 11th day of April, 20 18 before me appeared Rse Collection Llc, Maximilian Niederste-ostholt personally known to me or who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to this Note, Disclosure and Security Agreement and the Limited Power of Attorney above and acknowledged this to be his/her/their free act and deed and that these documents were executed by the person(s) named.

**NOTARY SEAL HERE**

KWESI ANN T VIRGO
Notary Public - State of New York
NO. 01VI6372304
Qualified in Kings County
My Commission Expires Mar 19, 2022

Borrower's Initial(s) [initials]